Exhibit 10.1
FIRST SUPPLEMENTAL INDENTURE
     FIRST SUPPLEMENTAL INDENTURE, dated as of July 21, 2006, among Connetics Corporation, a Delaware corporation (the “Company”) and J.P. Morgan Trust Company, National Association, as trustee (the “Trustee”).
     WHEREAS, the Company has duly issued its 2.25% Convertible Senior Notes due May 30, 2008 (the “Notes”), in the aggregate principal amount of $90,000,000 pursuant to an Indenture dated as of May 28, 2003 (the “Indenture”), between the Company and the Trustee; and
     WHEREAS, the Notes are outstanding on the date hereof; and
     WHEREAS, Section 8.2 of the Indenture provides that the Company and the Trustee may amend any provision of the Indenture with the written consent of the Holders (as defined in the Indenture) of at least a majority of the aggregate principal amount of the then outstanding Notes and execute a supplemental indenture; and
     WHEREAS, the Company solicited, and has received, consents upon the terms and subject to the conditions set forth in the Consent Solicitation Statement dated July 10, 2006, as supplemented on July 19, 2006, and the accompanying consent letters, from Holders representing at least a majority in aggregate principal amount of the outstanding Notes to certain amendments described therein to the Indenture; and
     WHEREAS, the Company wishes to enter into this First Supplemental Indenture pursuant to Section 8.2 of the Indenture, to amend Section 10.1 and Section 14.4 of the Indenture; and
     WHEREAS, Section 8.4 of the Indenture provides that a supplemental indenture becomes effective in accordance with its terms and thereafter binds every Holder;
     NOW, THEREFORE, the parties hereto agree as follows:
SECTION 1. DEFINITIONS.
     Capitalized terms not defined herein shall have the meaning given to such terms in the Indenture.
SECTION 2. AMENDMENT TO SECTION 10.1.
     Section 10.1 of the Indenture is hereby deleted in its entirety and replaced with the following:

“SECTION 10.1 Payment of Principal, Premium and Interest
     The Company covenants and agrees that it will duly and punctually pay the principal of and premium, if any, and interest (including Liquidated Damages, if any) and Special Interest on the Securities in accordance with the terms of the Securities and this Indenture. The Company will deposit or cause to be deposited with the Trustee or its nominee, no later than the opening of business on the date of the Stated Maturity of any Security or no later than the opening of business on the due date for any installment of interest or Special Interest, all payments so due, which payments shall be in immediately available funds on the date of such Stated Maturity or due date, as the case may be. The Company will make the Deferred 2008 Consent Payment at the time and in the manner contemplated by the Company’s Consent Solicitation Statement dated as of July 10, 2006, as supplemented on July 19, 2006 and July 21, 2006, as soon as practicable after such Consent Payment becomes due.
     In addition to any other payment required by the Securities and this Indenture, if the Company has not satisfied the Financial Reporting Covenant Condition by the close of business on July 25, 2006, the Company shall pay as special interest (“Special Interest”) additional interest in an amount equal to 4.75% per annum from the date on which the First Supplemental Indenture to this Indenture is executed by the Company and the Trustee.
     Special Interest payable pursuant to this Section 10.1 shall be computed and paid in the same manner that regular interest is computed and paid under this Indenture and the Securities.
     The Company will be deemed to have satisfied the Financial Reporting Covenant Condition at such time as it has filed with the Trustee an amendment on Form 10-K/A to its Annual Report on Form 10-K for the year ended December 31, 2005, including restated financial statements, and the Quarterly Reports on Form 10-Q for the periods ending after December 31, 2005, that would have been required to be filed on or before such time pursuant to Section 14.4 of this Indenture if the First Supplemental Indenture had not been executed.”
SECTION 3. AMENDMENT TO SECTION 14.4.
     Section 14.4 of the Indenture is hereby deleted in its entirety and replaced with the following:
“SECTION 14.4 Reports by Company
     After this Indenture has been qualified under the Trust Indenture Act, the Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission;

provided, that the Company shall not be obligated to file or furnish or transmit any information, documents, reports or summaries thereof pursuant to this Section 14.4 (a) until the Company has satisfied the Financial Reporting Covenant Condition, or (b) in respect of any period ending on or prior to December 31, 2005 following the Company’s satisfaction of the Financial Reporting Covenant Condition; provided, further, that the sole remedy of the Holders for a failure by the Company to file information, documents and other reports required by Section 314(a) of the Trust Indenture Act prior to the Company’s satisfaction of the Financial Reporting Covenant Condition shall be the right to receive the Deferred 2008 Consent Payment, as defined in the Company’s Consent Solicitation Statement, dated July 10, 2006, as supplemented on July 19, 2006 and July 21, 2006, and the right to receive Special Interest provided for in Section 10.1 of this Indenture.”
SECTION 3. MISCELLANEOUS.
Section 3.1 New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 3.2 Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 3.3 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
Section 3.4. Confirmations; Effectiveness. As amended by this Supplemental Indenture, the Indenture and the Notes are ratified and confirmed in all respects, and the Indenture as so amended shall be read, taken and construed as one and the same instrument. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
Section 3.5 Trust Indenture Act. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture or in the Indenture, which is required to be included in this Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended (the “TIA”), such required provision of the TIA shall control.
Section 3.6 Separability Clause. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
[Signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first written above.

CONNETICS CORPORATION
By:	/s/ John L. Higgins
	Name:	John L. Higgins
	Title:	Chief Financial Officer

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Marcella Burgess
	Name:	Marcell Burgess
	Title:	Trust Officer